As filed with the Securities and Exchange Commission on February 25, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	83-0361454
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2441 South 3850 West

Salt Lake City, UT 84120

(801) 990-1055

(Address and telephone number of registrant’s principal executive offices)

Ryan Ashton

Chief Executive Officer

Great Basin Scientific, Inc.

2441 South 3850 West

Salt Lake City, UT 84120

(801) 990-1055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Marx Michael R. Newton Dorsey & Whitney, LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101-1685 (801) 933-7363	Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street, NW Suite 700 Washington, DC 20001 (202) 778 – 6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-201596

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(4)	Amount of Registration Fee (2)
Units, each consisting of one share of Series E Convertible Preferred Stock, par value $0.001 per share, and eight Series C Warrants, each to purchase one share of Common Stock (3)	$3,995,200.00	464.24
Units underlying the Unit Purchase Option	$249,700.00	29.02
Total Registration Fee	$4,244,900.00	493.26

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.

(3)	Estimated pursuant to Rule 457(a) under the Securities Act.

(4)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-201596), as amended (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $86,055,700.00 on the Initial Registration Statement for which a filing fee of $9,999.67 was previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to our registration statement on Form S-1 (File No. 333-201596), as amended, including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on January 20, 2015 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 25, 2015. We are filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price of Units and Units underlying the Unit Purchase Option offered by us by $3,995,200 and $249,700 respectively. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake City, State of Utah, on the 25th of February, 2015.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Ryan Ashton
President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Ryan Ashton Ryan Ashton	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2015

/s/ Jeffrey A. Rona Jeffrey A. Rona	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2015

* David Spafford	Director and Executive Chairman	February 25, 2015

* Stephen C. Aldous	Director	February 25, 2015

* Ronald K. Labrum	Director	February 25, 2015

* Sam Chawla	Director	February 25, 2015

*	Executed on February 25, 2015 by Jeffrey A. Rona as attorney-in-fact pursuant to the power of attorney granted in connection with the Registration Statement on Form S-1 filed previously on January 20, 2015.

/s/ Jeffrey A. Rona Jeffrey A. Rona Attorney-in-Fact

II-6

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal Opinion of Dorsey & Whitney, LLP
23.1	Consent of Mantyla McReynolds LLC, independent registered public accounting firm
23.2	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-201596) filed with the SEC on January 20, 2015, and incorporated herein by reference.